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                                 EXHIBIT n.(ii)

                      Amendment Number 1 to Rule 18f-3 Plan
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                              AMENDMENT NUMBER 1 TO
                                 RULE 18f-3 PLAN


         Pursuant to the Rule 18f-3 Multiple Class Plan of the Hartford Series Fund, Inc. adopted January 22, 1998 (the "Plan"), Hartford Global Leaders HLS Fund and Hartford High Yield HLS Fund are hereby included as additional Funds. All provisions in the Plan shall also apply to Hartford Global Leaders HLS Fund and Hartford High Yield HLS Fund.